Exhibit (23)(a)


                        CONSENT OF KPMG PEAT MARWICK LLP


Board of Directors
First Union Corporation

         We consent  to the  incorporation  by  reference  in this  Registration
Statement on Form S-8 of First Union Corporation of our report on the consolidated financial statements included in the 1994 Annual Report to Stockholders which is incorporated by reference in the 1994 Form 10-K of First Union Corporation. Our report refers to a change in the method of accounting for investments in 1994.



                              KPMG PEAT MARWICK LLP


Charlotte, North Carolina
December 29, 1995